                                                                     EXHIBIT 3.4

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      SCG (CHINA) HOLDING CORPORATION

FIRST:      The name of the corporation is SCG (China) Holding Corporation.

SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

THIRD: The name of the corporation's initial agent for service of process in the state of Delaware is:

            The Corporation Trust Company
            1209 Orange Street
            Wilmington, DE 19801
            County of New Castle

FOURTH: The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000) with $.01 par value.

FIVE:       The name and mailing address of the incorporator are as follows:

            Name:                Virginia Wilhite
            Mailing Address:     1303 East Algonquin Road
                                 Schaumburg, IL 60196

            I, THE UNDERSIGNED, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 21th day of December, 1998.


                                     /s/ Virginia Wilhite
                                     ------------------------
                                     Virginia Wilhite

STATE OF ILLINOIS  )
                   ) ss.
COUNTY OF COOK     )

Subscribed and sworn to before me this
21st day of December, 1998.


___________________
Notary Public